UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2007 (April 17, 2007)

M & F Worldwide Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-8600

(Registrant’s Telephone Number, Including Area Code)

______________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2007, the Board of Directors of M & F Worldwide Corp. (the “Company”) increased the number of directors on the Board from 10 to 12, and appointed Martha L. Byorum as a director with a term expiring at the Company’s annual stockholder meeting in 2007 and Viet D. Dinh as a director with a term expiring at the Company’s annual stockholder meeting in 2008.

Ms. Byorum is the Senior Managing Director of Stephens Cori Capital Advisors, a division of Stephens, Inc., a private investment banking firm. Earlier in her career, Ms. Byorum worked at Citibank for 24 years, where, among other things, she served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group from 1986-1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She later was appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and Customer Group with global responsibilities.

Mr. Dinh has been a Professor of Law at Georgetown University Law Center since 1996. Mr. Dinh served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 to 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
Date: April 23, 2007	By:	/s/ Barry F. Schwartz
		Name:	Barry F. Schwartz, Esq.
		Title:	Executive Vice President and General Counsel

3